Exhibit 10.7

Lock Up Agreement

___________________, 2011
American Realty Capital Daily Net Asset Value Trust, Inc.
405 Park Avenue
New York, New York 10036

Realty Capital Securities, LLC

Three Copley Place, Suite 3300

Boston, Massachusetts 02116

Re:  American Realty Capital Daily Net Asset Value Trust, Inc. — Initial Public Offering of Common Stock

Ladies and Gentlemen:

This Agreement is being delivered to you in connection with offering of shares of the common stock, par value $0.01 per share (the “Common Stock”) of American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation (the “Company”) pursuant to a registration statement (File No. 333-169821) on Form S-11 (the “Offering”) and offered on a reasonable best efforts basis by Realty Capital Securities, LLC (the “Dealer Manager”).

In order to for the undersigned affiliate of the Dealer Manager to purchase shares in the Company at a discount as described in the Registration Statement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned affiliate of the Dealer Manager agrees with the Company and the Dealer Manager that any Shares purchased by the undersigned shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Shares by such affiliate for a period of 180 days immediately following  the date of effectiveness or commencement of sales of the offering, except as provided in FINRA Rule 5110(g)(2).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the undersigned and upon the heirs, personal representatives, successors and assigns of the undersigned.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,
(Name of Stockholder — Please Print)

(Signature)

Address: